SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of September 28, 2005 (the “Amendment”), is by and among Fresh Brands, Inc. (the “Company”), the Lenders party hereto and LaSalle Bank National Association, as Administrative Agent.

        WHEREAS, the Company, the Lenders and the Administrative Agent are party to that certain Credit Agreement dated as of March 18, 2004, as amended by a First Amendment to Credit Agreement dated as of November 12, 2004 (as amended, the “Credit Agreement”).

        WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.       Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

        2.       Amendments. The Credit Agreement is amended as follows:

                   2.1       Definition of Consolidated EBITDA. The last sentence in the definition of “Consolidated EBITDA” in Section 1.1 is deleted and the following is inserted in its place:

“In addition, the Lenders agree that (i) the Company’s Consolidated EBITDA for Fiscal Year 2004 will be increased by up to $5,900,000 of costs incurred in connection with the closing of six supermarkets, the closing of which was announced by the Company on February 27, 2004, as and when such costs are recorded by the Company, and (ii) the Company’s Consolidated EBITDA for Fiscal Year 2005 will be increased by up to $1,200,000 of costs incurred in connection with the closing of two supermarkets, as and when such costs are recorded by the Company.”

                   2.2        Definition of FIN 46R. The definition of "FIN 46R" in Section 1.1 is amended in its entirety to read as follows:

“FIN 46R means Financial Accounting Standards Board Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51.”

                   2.3        Definition of FIN 46R Entities.The following new definition of “FIN 46R Entity” is inserted in Section 1.1 in appropriate alphabetical order:

“FIN 46R Entities means all “variable interest entities” (as such term is used in FIN 46R) that are required to be consolidated with the Company and its Subsidiaries pursuant to FIN 46 R.”

                   2.4       Definition of GAAP. The definition of "GAAP" in Section 1.1 is amended in its entirety to read as follows:

“GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination. Notwithstanding the foregoing; solely for the purpose of determining compliance by the Company with the financial covenants set forth in Section 11.14.1 and Section 11.14.2, all references in this Agreement to the consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to exclude the FIN 46R Entities and any consolidating adjustments related to the consolidation of the FIN 46R Entities.”

                   2.5        Section 10.1.1. Section 10.1.1 is amended in its entirety to read as follows:

"10.1.1 Annual Reports. Promptly when available and in any event within 90 days after the close of each Fiscal Year:

(a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified with respect to the financial statements without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Company and reasonably acceptable to the Administrative Agent, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 11.1, 11.3 or 11.14 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail, and

(b) (i) consolidating balance sheets and statements of earnings and a consolidated statement of cash flows for the Company and its Subsidiaries (including for such purpose all FIN 46R Entities) for such Fiscal Year, certified by a Senior Officer of the Company, (ii) consolidating balance sheets and statements of earnings and a consolidated statement of cash flows for the Company and its Subsidiaries (excluding for such purpose all FIN 46R Entities) for such Fiscal Year, certified by a Senior Officer of the Company, and (iii) a comparison of the information provided pursuant to the foregoing clause (ii) with the budget for the Company and its Subsidiaries (excluding for such purpose all FIN 46R Entities) for such Fiscal Year and a comparison with the previous Fiscal Year.”

                   2.6        Schedule 11.1. Schedule 11.1 is amended by adding the following at the end thereof:

                   “Lease of 505 South Cottonwood, Hartland, Wisconsin
                    Lease of Southwest Corner of Highways P & Z, Oconomowoc, Wisconsin
                    Lease of 1540 Vision Drive, Platteville, Wisconsin
                    Lease of 111 Westgate Drive, Maquoketa, Iowa

Each of the Capital Leases set forth on Schedule 11.1 Addendum – Existing Debt attached hereto.”

        3.       Full Force and Effect. Except as expressly provided herein, all of the terms and conditions set forth in the Credit Agreement, the Collateral Documents and the other Loan Documents shall remain unchanged and shall continue in full force and effect as originally set forth.

        4.       Credit Agreement. All of the representations and warranties made by the Company in the Credit Agreement are true and correct on the date of this Amendment (it being understood that any representation or warranty made as of a specific date shall be true and correct as of such specific date). No Unmatured Event of Default or Event of Default under the Credit Agreement has occurred and is continuing as of the date of this Amendment.

        5.       Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

        6.       Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of the following conditions all in form and substance satisfactory to the Administrative Agent:

(a) this Amendment executed by the Company and the Lenders;

(b) a Consent executed by each of the Guarantors; and

(c) such other documents, agreements and instruments as reasonably requested by the Administrative Agent.

    6.        Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the date first set forth above.

FRESH BRANDS, INC.
By: /s/
Title:
LASALLE BANK NATIONAL ASSOCIATION, as
Administrative Agent, as Issuing Lender and as a
Lender
By: /s/
Title:
By: /s/
Title:
U.S. BANK NATIONAL ASSOCIATION, as
Documentation Agent, and as a Lender
By: /s/
Title:

CONSENT OF GUARANTORS

        Each of the undersigned hereby consents to the foregoing Second Amendment to Credit Agreement and ratifies and reaffirms its obligations under the Guaranty and Collateral Agreement dated as of March 18, 2004.

DICK'S SUPERMARKETS, INC.
By: /s/
Title:
FRESH BRANDS DISTRIBUTING, INC.
By: /s/
Title:
PW TRUCKING, INC.
By: /s/
Title: